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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement Nos. 33-60551, 333-44711, 333-50051, 333-82069 and 333-97569 of Triarc Companies,
Inc. on Form S-8 of our report dated March 27, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting), appearing in the Annual Report on Form 10-K of Triarc Companies, Inc. for the fiscal year ended December 29, 2002.

DELOITTE & TOUCHE LLP

New York, New York
March 27, 2003

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